Exhibit 10.38
HeartWare Limited
ACN 111 970 257
Incentive Option Terms: Non-Executive Directors
1	Grant of Options

HeartWare Limited (Company) grants Robert Thomas (Option Holder) 500,000 Options (Options) to subscribe for and be allotted one fully paid ordinary share (Share) in the Company for each Option on the terms and conditions set out in this document.

2	Tranches

The Options are granted in three tranches of:
(a)	200,000 Options (Tranche 1);

(b)	200,000 Options (Tranche 2); and

(c)	1 00,000 Options (Tranche 3).
3	Option Period

Each Option is exercisable at any time in the period:
(a)	Tranche 1: commencing from and including the first anniversary of the date of issue;

(b)	Tranche 2: commencing from and including the second anniversary of the date of issue; and

(c)	Tranche 3: commencing from and including the third anniversary of the date of issue, until 5.00pm (Sydney time) on the fifth anniversary of the date of issue (Option Period) and if the Option is not exercised on or prior to the expiry of the Option Period, the Option will automatically lapse.

4	Condition precedent to exercise

It is a condition precedent to the exercise of the Tranche 2 and Tranche 3 Options that the Option Holder is a director of the Company at the date of exercise of those Options, unless the Option Holder has resigned as a director of the Company due to serious ill health which in the opinion of the directors of the Company would prevent the Option Holder from discharging his duties as a director of the Company.

5	Notice of Exercise

The Options may be exercised wholly or in part by giving notice in writing (Notice of Exercise) to the Company at any time during the Option Period. Options may only be exercised in multiples of 1000, unless all of the then unexercised Options are being exercised under the relevant Notice of Exercise.

6	Quotation of Options and Shares
(a)	The Options will not be listed for quotation on ASX.

(b)	Within one business day of the exercise of the Option the Company shall apply for the Shares to be admitted for quotation on the Official List of ASX.
7	Exercise Price

The exercise price for each Option exercised is:
(a)	Tranche 1: $0.60;

(b)	Tranche 2: $1 .00; and

(c)	Tranche 3: $1 .50,
per Option (Exercise Price) and is payable immediately on exercise by bank cheque or wire transfer to an account of the Company.

8	Allotment of Shares

On receipt by the Company of the Notice of Exercise and payment of the relevant Exercise Price, the Company must, within two business days, issue and allot to the Option Holder the number of Shares in respect of which the Option is exercised and despatch the relevant share certificate or other appropriate acknowledgment as soon as reasonably practicable thereafter, unless the issue and allotment of Shares would give rise to a contravention of the Corporations Act or the Listing Rules.

9	Shareholder approval

If, for any reason, an issue and allotment of shares to the Option Holder in accordance with these terms and conditions would result in the need for the Company to obtain the approval of the Shareholders, the Company must convene the necessary meeting as soon as reasonably practicable and at its own cost.

10	Shares rank equally

Shares issued on the exercise of any Options will rank equally in all respects with the then existing issued ordinary full paid shares in the Company and will be subject to the provisions of the Constitution.

11	No participation in new issues

An Option does not confer rights to participate in new issues of securities of the Company, unless the Option Holder has first exercised the Option and such exercise took place on or before the record date for determining entitlements to the issue.

12	Bonus issues

If there is a bonus issue to the holders of the underlying securities, on the exercise of any Options, the number of Shares received will include the number of bonus shares that would have been issued if the Options had been exercised prior to the record date for bonus issues. The Exercise Price will not change.

13	Reorganisation of capital

In the event of any reorganisation (including consolidation, sub-division, reduction or return) of the issued capital of the Company, the rights of the Option Holder including the number of Options or the Exercise Price or both shall be reorganised (as appropriate) to the extent necessary to comply with the Listing Rules applying to a reorganisation of capital at the time of the reorganisation.

14	Options not transferable

The Options are not transferable, except to a partner, shareholder or officer, subsidiary, affiliate, affiliated partnership or other affiliated entity, family member, family trust or estate of a shareholder or officer of the Option Holder, without the prior written consent of the Company.

15	Options to be registered

Unless otherwise determined by the Board of Directors of the Company (or a committee of the Board), the Company’s share registry will maintain a register of the Options.

16	Notices

Notices may be given by the Company to the Option Holder in writing and to the address notified from time to time by the Option Holder to the Company.

Date:

     THESE OPTIONS AND THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (US SECURITIES ACT) AND THE OPTIONS MAY NOT BE EXERCISED BY OR ON BEHALF OF ANY U.S. PERSON, AS SUCH TERM IS DEFINED IN REGULATIONS OF THE US SECURITIES ACT, UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT IS FILED AND MADE EFFECTIVE, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED. NEITHER THE OPTIONS NOR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE MAY BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF IN THE ABSENCE OF (I) AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT TO THE OPTIONS OR THE SECURITIES TO BE ISSUED UPON THEIR EXERCISE, OR (II) AN EXEMPTION FROM REGISTRATION UNDER THE US SECURITIES ACT AND AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE US SECURITIES ACT IS NOT REQUIRED.